Exhibit 1.1


                              Idaho Power Company
                              First Mortgage Bonds,
                       Secured Medium-Term Notes, Series F

                                 TERMS AGREEMENT

                                                                   June 19, 2007

Idaho Power Company
1221 W. Idaho St.
Boise, Idaho 83702-5627

Attention: Mr. Darrel T. Anderson

         Subject in all respects to the terms and conditions of the Amended and Restated Selling Agency Agreement, dated June 19, 2007 (the "Agreement"), between each of Banc of America Securities LLC, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, Wedbush Morgan Securities Inc., Wells Fargo Securities, LLC and you, each of the undersigned agrees, severally and not jointly, to purchase the respective principal amount of 6.30% First Mortgage Bonds due 2037 (the "Notes") of Idaho Power Company set forth opposite its name below having the terms indicated below:

Name                                          Principal Amount of Notes
----                                          -------------------------

Banc of America Securities LLC                $        38,500,000

J.P. Morgan Securities Inc.                            35,000,000

Wachovia Capital Markets, LLC                          35,000,000

RBC Capital Markets Corporation                        10,500,000

KeyBanc Capital Markets Inc.                            7,000,000

Wedbush Morgan Securities Inc.                          7,000,000

Wells Fargo Securities, LLC                             7,000,000
                                              -------------------

Total                                         $       140,000,000
-----                                         ===================

Identification of Notes:                      The Notes shall be designated
                                              6.30% First Mortgage Bonds
                                              due 2037

Aggregate Principal Amount:                   $140,000,000

Issue Date:                                   June 22, 2007

Original Interest Accrual Date:               June 22, 2007

Interest Rate:                                6.30%

Maturity Date:                                June 15, 2037

Interest Payment Dates:                       June 15 and December 15,
                                              commencing December 15, 2007

Regular Record Dates:                         May 31 and November 30

Discount or Commission:                       0.75% of Principal Amount

Purchase Price (Price to be paid to           99.051% of Principal Amount
Idaho Power Company after discount
or commission):

Closing Date:                                 June 22, 2007

Price to Public:                              99.801%

Purchase Date and Time:                       June 22, 2007 at 10 a.m.
                                              Eastern Time

Applicable Time:                              June 19, 2007 at 12:50 P.M.
                                              Eastern Time

Place for Delivery of Notes and Payment       LeBoeuf, Lamb, Greene & MacRae LLP
Therefor:                                     125 West 55th Street,
                                              New York, New York

Method of Payment:                            Wire transfer of immediately
                                              available funds

Redemption Provisions, if any:                See "Optional Redemption" below.

Syndicate Provisions:                         See "Syndicate Provisions" below.

Pricing Disclosure Package:                   See Annex I and Annex II

Modification, if any, in the requirements     The undersigned shall have
to deliver the documents specified in         received the documents specified
Section 6(b) of the Agreement:                in Section 6(b)(i), (ii), (iii)
                                              and (iv) of the Agreement, each
                                              dated as of the Closing Date.

Period during which additional Notes may      30 days
not be sold pursuant to Section 4(l)
of the Agreement:

Syndicate Provisions

     (Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased):

     If any one or more of the undersigned shall fail to purchase and pay for any of the Notes agreed to be purchased by it hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Terms Agreement, the remaining of the undersigned shall be obligated severally to take up and pay for (in the respective proportions which the amounts of Notes set forth opposite its or their name above bears to the aggregate amount of Notes set forth opposite the names of all the remaining undersigned above) the Notes which the defaulting undersigned agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which it or they agreed but failed to purchase shall exceed 30% of the aggregate amount of Notes, the remaining of the undersigned shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if they do not purchase any of the Notes within 36 hours after such default, the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to Banc of America Securities LLC to purchase the Notes. If the Company fails to procure another party to purchase the Notes within such period, this Terms Agreement will terminate without liability to any nondefaulting undersigned except as provided in Section 9 of the Agreement. In the event of any default as described herein, the Closing Date shall be postponed for such period, not exceeding five
(5) business days, as Banc of America Securities LLC shall determine in order that the required changes in the pricing supplement or in any other documents or arrangements may be effected. Nothing contained in this Terms Agreement shall relieve any of the undersigned that shall default of any liability for damages occasioned by such default.

Optional Redemption

     The Company may, at its option, redeem the Notes, in whole at any time, or in part from time to time, prior to the maturity date, at a redemption price equal to the greater of:

o    100% of the principal amount of the Notes to be redeemed and

o as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal on the Notes to be redeemed and interest thereon (not including any portion of payments of interest accrued as of the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, plus in either case interest accrued and unpaid on the principal amount of the Notes to be redeemed to the date fixed for redemption. The Company will mail notice of any redemption at least 30 days before the date fixed for redemption to each holder of the Notes to be redeemed.

     "Treasury Rate" means, with respect to any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

     "Comparable Treasury Price" means, with respect to any date fixed for redemption,

          (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

          (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such date, or (b) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all the quotations received.

     "Independent Investment Banker" means any one of the Reference Treasury Dealers appointed by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the date fixed for redemption.

     "Reference Treasury Dealer" means (1) Banc of America Securities LLC and its successors, unless it ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Company.

     This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Capitalized terms used in this Terms Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

     This Terms Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Banc of America Securities LLC                                KeyBanc Capital Markets Inc.

By:/s/ Peter J. Carbone                                       By:/s/ Gary E. Andrews
   -----------------------------------------                     --------------------------------
Name: Peter J. Carbone                                        Name: Gary E. Andrews
Title: Vice President                                         Title: Director

J.P. Morgan Securities Inc.                                   Wedbush Morgan Securities Inc.

By:/s/ Robert Bottamedi                                       By:/s/ Michael Gardner
   -----------------------------------------                     --------------------------------
Name: Robert Bottamedi                                        Name: Michael Gardner
Title: Vice President                                         Title: Executive Vice President

Wachovia Capital Markets, LLC                                 Wells Fargo Securities, LLC

By:/s/ Jacob Horstman                                         By:/s/ Andrew McCarthy
   -----------------------------------------                     --------------------------------
Name: Jacob Horstman                                          Name: Andrew McCarthy
Title: Director                                               Title: Managing Director

RBC Capital Markets Corporation

By:/s/ John Younger
   -----------------------------------------
Name: John Younger
Title: Managing Director



Accepted:

Idaho Power Company

By:/s/ Darrel T. Anderson
   -----------------------------------------
      Name:  Darrel T. Anderson
      Title:   Senior Vice President -
               Administrative Services and
               Chief Financial Officer


                                                                         ANNEX I


              Documents included in the Pricing Disclosure Package
              ----------------------------------------------------


1. Prospectus, dated January 27, 2005, for $300,000,000 Idaho Power Company First Mortgage Bonds and Debt Securities.

2. Prospectus Supplement, dated May 9, 2005, and all documents incorporated therein as of the Applicable Time.

3.   Final Term Sheet in the form attached to this Terms Agreement as Annex II

                                                                        ANNEX II



                                Final Term Sheet
                                ----------------

            6.30% Secured Medium-Term Notes, Series F Notes due 2037
            --------------------------------------------------------

                               IDAHO POWER COMPANY
                       Secured Medium-Term Notes, Series F

--------------------------------------------------------------------------------

Issuer:  Idaho Power Company                                 Interest Payment Dates:  June 15 and December 15,
                                                                 commencing December 15, 2007
Trade Date:  June 19, 2007                                   Redemption:  As specified in Pricing Supplement No. 2
Original Issue Date/Settlement Date:  June 22, 2007, which       dated June 19, 2007.  Make Whole to be determined at
    is the third business day following the Trade Date.          a discount rate equal to the Treasury Rate plus 20
Principal Amount:  $140,000,000                                  basis points.
Price to Public:  99.801% of Principal Amount, plus          Maturity Date:  June 15, 2037
    accrued interest from the Original Issue Date            CUSIP:  45138LAS2
Purchasers' Discount:  0.75%                                 Purchasers:
Proceeds to the Company:  99.051%                                Banc of America Securities LLC ($38,500,000)
Interest Rate:  6.30% per annum                                  J.P. Morgan Securities Inc. ($35,000,000)
                                                                 Wachovia Capital Markets, LLC ($35,000,000)
                                                                 RBC Capital Markets Corporation ($10,500,000)
                                                                 KeyBanc Capital Markets Inc. ($7,000,000)
                                                                 Wedbush Morgan Securities Inc. ($7,000,000)
                                                                 Wells Fargo Securities, LLC ($7,000,000)



The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll free at 1-800-294-1322, J.P. Morgan Securities Inc., collect, at 1-212-834-4533 or
Wachovia Capital Markets, LLC toll free at 1-866-289-1262.